Exhibit (a)(1)(iv)

                                PMC-SIERRA, INC.
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                        NOTICE TO WITHDRAW FROM THE OFFER

         (This form should only be used if you wish to withdraw all your tendered options from the Offer to Exchange. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead.)

         I previously received a copy of PMC-Sierra, Inc.'s ("PMC") Offer to Exchange Certain Outstanding Options for New Options dated August 27, 2002 (the "Offer") and the Election Form. I signed, dated and returned the Election Form in which I elected to accept PMC's Offer. I now wish to change my previous election, reject PMC's Offer and not surrender any of my options for exchange. I have read all of the terms and conditions of the Offer, including the consequences of withdrawing.

         I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice to Withdraw from the Offer (the "Notice to Withdraw") via fax or hand delivery (e-mail is not sufficient) for receipt by 9:00 p.m., Pacific Daylight Time, on September 25, 2002 (the "Expiration Date"), or if PMC extends the Offer, the extended expiration of the Offer, to:

         All Eligible Persons                      Eligible Persons in Canada:
         (except in Canada):                       --------------------------
         -------------------
                                                   PMC-Sierra, Ltd.
         PMC-Sierra, Inc.                          Treasury Department
         Treasury Department                       Attention: Nick Schneider
         Attention: Lydie Dutton                   8555 Baxter Place
         3975 Freedom Circle                       Burnaby, B.C.
         Santa Clara, CA 95054                     V5A 4V7 Canada
         Ph:   (408) 239-8160                      Ph:   (604) 415-6636
         Fax: (408) 239-8165                       Fax: (604) 415-6608

         I understand that by withdrawing my acceptance of the Offer, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These existing options will continue to be governed by the stock option plans under which they were granted and by the existing option agreements between PMC and me.

         I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form in accordance with the instructions in the Election Form for receipt by 9:00 p.m., Pacific Daylight Time, on September 25, 2002.

         I have received and read the instructions attached to this Notice to Withdraw and by signing this Notice to Withdraw, I understand that I am bound by the additional terms and conditions set forth in the instructions attached hereto. I have signed this Notice to Withdraw and printed my name exactly as it appears on the Election Form.

         I do not accept the Offer to exchange any of my options.


_________________________________    ___________________________________________
Signature                            National Insurance/ Social Security/ Social
                                     Insurance/National ID/Tax File Number


_________________________________    _________________      _________________
Name (Please Print)                  Date and Time          E-mail Address


______________________________________________________
Home or Work Address

              INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Notice to Withdraw from the Offer. A properly completed and executed original of the Notice to Withdraw (or a faxed copy of it), and any other documents required by the Notice to Withdraw, must be received by PMC either via hand delivery or fax (e-mail is not sufficient) by 9:00 p.m., Pacific Daylight Time, on the Expiration Date, or if the Offer is extended, before the extended expiration of the Offer, by the persons noted on the front page of the Notice to Withdraw.

         The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by PMC at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Notice to Withdraw within two business days. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw has been received by us.

         Although by submitting the Notice to Withdraw, you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. If the Offer is extended by PMC beyond such time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election
Form) with the required information to PMC, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         If you do not wish to withdraw all your tendered options from the Offer, you should not fill out the Notice to Withdraw. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw will be disregarded and will be considered replaced in full by the new Election Form.

         By signing the Notice to Withdraw (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

         2. Signatures on The Notice to Withdraw from the Offer. If the Notice to Withdraw is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If the Notice to Withdraw is signed by an attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to PMC of the authority of that person so to act must be submitted with the Notice to Withdraw.

         3. Other Information on The Notice to Withdraw from the Offer. In addition to signing the Notice to Withdraw, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address, home or work address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. Requests for Assistance or Additional Copies. Questions regarding the mechanics of the Offer or requests for copies of the relevant documents should be directed to Glen Kayll, Treasurer, PMC-Sierra, telephone (408) 988-7717 or (604) 415-6162, or e-mail treasurer@pmc-sierra.com. For questions regarding the financial or tax implications of the Offer, you should contact your own financial and tax advisors. Copies will be furnished promptly at PMC's expense.

         5. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Notice to Withdraw from the Offer will be determined by PMC in its sole discretion. PMC's determinations shall be final and binding on all parties. PMC reserves the right to reject any or all Notices to Withdraw that PMC determines not to be in proper form or the acceptance of which may, in the opinion of PMC's counsel, be unlawful. PMC also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw, and PMC's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw must be cured within the time as PMC shall determine. Neither PMC nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw, and no person will incur any liability for failure to give any such notice.

         Important: The Notice to Withdraw (or a faxed copy of it) together with all other required documents must be received by PMC on or before the Expiration Date.

         8. French Language Requirements (for eligible persons in Quebec). The parties acknowledge that it is their express wish that the present agreement, as well as all documents and notices related thereto, be drawn up in the English language. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention, ainsi que tous les documents et avis qui s'y rattachent.